UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 5, 2017

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO (Address of principal executive offices)	80112-5833 (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, TeleTech Holdings, Inc. (“TeleTech”) announced the appointment of Mr. Anthony (“Tony”) Y. Tsai as its new Chief Information and Innovation Officer, effective September 5, 2017.

Prior to joining TeleTech, Mr. Tsai, 59, was the Chief Innovation Officer at UST Global, a digital technology company.  Between 2015 and 2016, he was the Chief Technology and e-Commerce Officer at Fresh & Easy Markets, and between 2007 and 2015, Mr. Tsai was Executive Vice President of The Beijing Hualian Group.  Between 1981 and 2007, Mr. Tsai was with The Procter & Gamble Company, where he held various positions of increasing responsibility, including Chief Information Officer for P&G Information Systems & Business Services and Director, Global Retail Innovation. Mr. Tsai holds a B.S. degree in Engineering & Engineering Management from Stanford University.

Item 9.01.                                    Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated September 6, 2017 regarding the employment of Mr. Tsai as Chief Information and Innovation Officer.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 6, 2017 regarding the employment of Mr. Tsai as Chief Information and Innovation Officer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: September 6, 2017	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary